EXHIBIT 21.1

Subsidiaries of GrafTech International Ltd.

	Jurisdiction of	Ownership by
Name of Subsidiary	Incorporation	GrafTech International Ltd.
GrafTech Holdings Inc.	Delaware	100%
GrafTech USA LLC	Delaware	100%
Seadrift Coke L.P.	Delaware	81.1	%(a)

	Jurisdiction of	Ownership by
Name of Subsidiary	Incorporation	GrafTech Holdings Inc.
GrafTech Finance Inc.	Delaware	100%
GrafTech Global Enterprises Inc.	Delaware	100%

	Jurisdiction of	Ownership by
Name of Subsidiary	Incorporation	GrafTech Global Enterprises Inc.
GrafTech International Holdings Inc.	Delaware	100%

	Jurisdiction of	Ownership by
Name of Subsidiary	Incorporation	GrafTech International Holdings Inc.
GrafTech DE LLC	Delaware	100%
GrafTech Seadrift Holding Corp.	Delaware	100%
GrafTech Advanced Graphite Materials LLC	Delaware	100%
GrafTech Technology LLC	Delaware	100%
GrafTech NY Inc.	New York	100%
Graphite Electrode Network LLC	Delaware	100%
GrafTech Luxembourg I S.a.r.l.	Luxembourg	100%

	Jurisdiction of	Ownership by
Name of Subsidiary	Incorporation	GrafTech DE LLC
GrafTech Canada ULC	Canada	100%

	Jurisdiction of	Ownership by
Name of Subsidiary	Incorporation	GrafTech Luxembourg I S.a.r.l.
GrafTech Luxembourg II S.a.r.l.	Luxembourg	100%
GrafTech Hong Kong Limited	Hong Kong	100%
GrafTech Germany GmbH	Germany	100%
GrafTech Korea Ltd.	Korea	100%

	Jurisdiction of	Ownership by
Name of Subsidiary	Incorporation	GrafTech Luxembourg II S.a.r.l.
GrafTech Switzerland S.A.	Switzerland	100%

	Jurisdiction of	Ownership by
Name of Subsidiary	Incorporation	GrafTech Hong Kong Limited
Shanghai GrafTech Trading Co., Ltd.	China	100%

	Jurisdiction of	Ownership by
Name of Subsidiary	Incorporation	GrafTech Switzerland S.A.
GrafTech UK Limited	United Kingdom	100%
Graftech Iberica S.L.	Spain	99.99	%(b)
Graftech Comercial Navarra S.L.	Spain	100%
GrafTech Mexico S.A. de C.V.	Mexico	99.97	%(c)
GrafTech Comercial de Mexico S. de. R.L. de C.V.	Mexico	99.97	%(c)
GrafTech S.p.A.	Italy	100%
GrafTech Brasil Participacoes Ltda.	Brazil	99.99	%(b)
GrafTech France S.A.S.	France	100%
GrafTech South Africa (Pty) Ltd.	South Africa	100%
GrafTech RUS LLC	Russia	99.9	%(d)

	Jurisdiction of	Ownership by
Name of Subsidiary	Incorporation	GrafTech France S.A.S.
GrafTech France S.N.C.	France	99.99	%(e)

	Jurisdiction of	Ownership by
Name of Subsidiary	Incorporation	GrafTech France S.N.C.
GrafTech Commercial France S.N.C.	France	99.99	%(e)

(a)                               18.9% held by GrafTech Seadrift Holding Corp.

(b)                               0.01% held by GrafTech International Holdings Inc.

(c)                                0.03% held by GrafTech International Holdings Inc.

(d)                               0.10% held by GrafTech UK Ltd.

(e)                                One share held by GrafTech Switzerland S.A.